Exhibit 10.1

Amendment #6

to the

2Ku In-Flight Connectivity Services Agreement

This Amendment #6 (“Amendment”) to the 2Ku In-Flight Connectivity Services Agreement is made as of June 4, 2020 (“Amendment Date”) by and between Delta Air Lines, Inc. (“Delta”) and Gogo LLC (“Gogo”). Capitalized terms used herein that are not otherwise defined shall have the meanings given to such terms in the Agreement (as such term is defined below).

WHEREAS, Delta and Gogo are parties to the 2Ku In-Flight Connectivity Services Agreement dated as of April 1, 2015 (the “Original Agreement” and, as previously amended to date, the “Agreement”), under which Gogo provides installation of certain equipment and provision of services related to Gogo’s 2Ku Connectivity Services; and

WHEREAS, Delta and Gogo desire to amend the Agreement as set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises and covenants contained herein, Delta and Gogo agree to amend the Agreement as follows:

1.	Section 11.1 is hereby amended by inserting the following sentence at the end of the paragraph:

“Notwithstanding the foregoing and subject to Sections 11.4 and 11.5, this Agreement will expire, automatically and without further action by either party, with respect to each Fleet Type listed in Exhibit L on the Fleet Expiration Date set forth beside each such Fleet Type in Exhibit L, unless sooner terminated in accordance with the terms of this Agreement.”

2.	Section 11.2.7 is hereby amended by deleting it in its entirety and replacing it with “[Reserved]”.

3.	Exhibit L attached hereto is hereby inserted into the Agreement as new Exhibit L to the Agreement.

4.

Delta and Gogo will meet and confer in good faith from time to time and Delta agrees to consider potential extensions to the Fleet Expiration Dates described in Exhibit L or other amendments to the Agreement, based on technical and business information made available by Gogo, provided that Delta shall have sole discretion to agree to any such extension or amendment.

This Amendment #6 contains the entire understanding among the parties, and supersedes any prior written or oral agreement between them, respecting the subject matter hereof. This Amendment shall be governed by the same laws and in the same manner as the Agreement. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Except as amended hereby, the Agreement shall be and remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment effective as of the Amendment Date.

DELTA AIR LINES, INC.		GOGO LLC

By:	/s/ Gary Chase	By:	/s/ Marguerite M. Elias
Name:	Gary Chase	Name:	Marguerite M. Elias
Title:	SVP & Chief Strategy Officer	Title:	EVP and General Counsel
Date:	June 5, 2020	Date:	June 4, 2020

Exhibit L

Fleet Type	Fleet Expiration Date
A321neo	11/1/2020
A321-200	12/31/2020
737-900ER	12/31/2020
A220-300	12/31/2020
757-200	3/1/2021
737-800	4/1/2021
A320-200	4/1/2021
A319-100	4/1/2021
757-300	10/1/2021
A220-100	10/1/2021
737-700	10/1/2021
A330-900	7/1/2022
A350-900	7/1/2022